UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2026

Smartbird, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40963	47-3999983
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Page Mill Rd. Suite 200
Palo Alto, CA94306
(Address of principal executive offices, including zip code)

(628) 225-4848
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Trading	Name of each exchange
Title of each class	Symbol(s)	on which registered

Class A common stock, $0.0001 par value	BIRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD disclosure.

On August 6, 2026, the Board of Directors of Smartbird, Inc. (the “Company”) declared $0.31 per share of common stock as the amount of the special dividend payable from the proceeds of the sale of the Company's footwear business (the “Sale”) to stockholders of record as of June 25, 2026. The anticipated payment date is August 20, 2026. Following the conclusion of transitional and post-closing matters related to the Sale, the Company may determine to pay an additional dividend, to the extent of available Sale net proceeds.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Smartbird, Inc.
Dated: August 10, 2026
	By:	/s/ Nadia Carlsten
Nadia Carlsten
Chief Executive Officer